UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008
American Locker Group Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)
815 S. Main Street
Grapevine, Texas 76051
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (817) 329-1600
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 16, 2008, American Locker Group Incorporated, a Delaware corporation (the “Company”), entered into an Employment Agreement with Paul M. Zaidins, which governs the terms of Mr. Zaidins’ employment as President of the Company. This Agreement is effective as of February 1, 2008, the date on which Mr. Zaidins was first appointed to serve as President of the Company. The Agreement provides for an employment term of two years. Mr. Zaidins will receive a gross annual salary of $170,000 and he is also entitled to participate in all of the Company’s employee benefit plans, subject to restrictions.
     If Mr. Zaidins terminates his employment for good reason, or if the Company terminates Mr. Zaidins’ employment for any reason other than cause, death or disability, then Mr. Zaidins would be entitled to receive severance in an amount equal to his then current base salary for a period of twelve months.
     The Employment Agreement also includes provisions with respect to the protection of the Company’s confidential and proprietary information and prohibits Mr. Zaidins from soliciting employees or customers and from engaging in certain competitive activities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED
Date: December 19, 2008	By:	/s/ Allen D. Tilley
		Name:	Allen D. Tilley
		Title:	Chief Executive Officer